Exhibit 8

                                [Letterhead]


                                             January 3, 1996



Younkers, Inc.,
      7th and Walnut Streets,
             P.O. Box 1495,
                   Des Moines, Iowa  50397.


Dear Sirs:

     We have acted as your special counsel in connection with the Registration Statement on Form S-4 of Proffitt's, Inc. filed with the Securities and Exchange Commission on January 3, 1996 (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "THE MERGER -- Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus dated January 3, 1996 and included in such Registration Statement.

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us in the Joint Proxy Statement/Prospectus under the heading "THE MERGER -- Certain Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ Sullivan & Cromwell